SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 31, 2010

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-55254-10	87-0438825
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897
Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

Item 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On March 31, 2010, Drinks Americas Holdings, Ltd. (the “Company”) entered into a Master Importation and Distribution Agreement (the “Amendment”) with Mexcor, Inc. (“Mexcor”) pursuant to which certain provisions of that certain Master Distribution and Manufacturing Agreement (the “Agreement”), dated February 15, 2010, by and between the Company and Mexcor, were amended.

Pursuant to the Amendment, Mexcor will be responsible for all services, which include storage, inventory maintenance, warehousing, shipping, marketing, promotion and distribution, to be undertaken by Mexcor under the terms of the Agreement.

All other terms of the Agreement shall remain in full force and effect.  See the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on February 16, 2010 for a detailed description of the Agreement.

We refer you to our Amendment filed as Exhibit 10.1 to this report for additional information concerning our agreement with Mexcor.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.		Description

	10.1	Master Importation and Distribution Agreement, dated March 31, 2010 by and between Drinks Americas Holdings, Ltd. and Mexcor, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2010

DRINKS AMERICAS HOLDINGS, LTD.

By:	/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO